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CERTIFICATIONS PURSUANT TO SECTION 906
EX-99.906CERT

                                  CERTIFICATION

Gurinder Ahluwalia, Principal Executive Officer, and Thomas Rose, Treasurer of GE Private Asset Management Funds, Inc. - GE Contra Fund (the "Registrant"), each certify to the best of his or her knowledge that:

     1. The Registrant's periodic report on Form N-CSR for the period ended March 31, 2004 (the "Form N-CSR") fully complies with the requirements of section 15(d) of the Securities Exchange Act of 1934, as amended; and

     2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Principal Executive Officer                 Treasurer
GE Private Asset Management Funds, Inc. -   GE Private Asset Management Funds, Inc. -
GE Contra Fund                              GE Contra Fund


/s/ Gurinder Ahluwalia                      /s/ Thomas Rose
---------------------------                 -------------------------
Gurinder Ahluwalia                          Thomas Rose
Date:  June 7, 2004                         Date: June 7, 2004

This certification is being furnished to the Securities and Exchange Commission solely pursuant to 18 U.S.C. ss. 1350 and is not being filed as part of the Form N-CSR with the Commission.